ARTICLES OF AMENDMENT

                                       OF

                              TCI PORTFOLIOS, INC.


         The undersigned, Irving Kuraner, does hereby certify that:

         1. He is the duly appointed Executive Vice-President of TCI Portfolios, Inc., a Maryland corporation (the "Corporation").

         2. The amendment to the Articles of Incorporation of the Corporation which is set forth in paragraph 3 below was unanimously approved by resolution of the Board of Directors of the Corporation at a meeting held on May 23, 1988, and it was recommended that such amendment be presented for a vote of the stockholders of the Corporation. The stockholders of the Corporation approved the adoption of the amendment as required by the General Corporation Law of the State of Maryland and the Corporation's Articles of Incorporation at a meeting held on July 21, 1988.

         3. A new Article Ninth shall be added to the Corporation's Articles of Incorporation to read as follows:

         NINTH: An officer or director of the Corporation shall have no personal liability to the Corporation or to its stockholders for monetary damages as an officer or director except to the extent that Section 2-405.2 (or any successor provision) of the General Corporation Law of the State of Maryland, as amended from time to time, expressly provides that the liability of an officer or director may not be limited; provided, however, that nothing herein shall protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or to its stockholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         IN WITNESS WHEREOF, the undersigned hereby acknowledges that this Articles of Amendment is the act of TCI Portfolios, Inc. and states, that to the best of his knowledge, information and belief, the matters and fact stated therein are true in all material respects, and that this statement is made under penalties of perjury.

         Dated this 22nd day of July, 1988.


                                                     \s\ Irving Kuraner
                                                     Irving Kuraner
                                                     Executive Vice-President

Witness:

/s/ William M. Lyons
William M. Lyons
Secretary